Exhibit 99.1

KRISHNA McVEY JOINS PIEDMONT LITHIUM AS VICE PRESIDENT OF HUMAN RESOURCES

October 14, 2021 (Business Wire) – Piedmont Lithium Inc., (“Piedmont” or the “Company”) (NASDAQ: PLL; ASX: PLL), a leading developer of lithium hydroxide production to enable the North American electric vehicle supply chain, today announced that Krishna McVey has joined the Company as Vice President of Human Resources. Reporting to Chief Executive Officer, Keith Phillips, Ms. McVey brings a broad, multi-dimensional background in human resources to Piedmont that includes experience in all aspects of labor and employment law and human capital management. Over her career Ms. McVey has led several complex, transformational organizational initiatives, as well as leading talent acquisition and management, design and implementation of compensation performance systems, and the formulation of a wide range of organizational policies for multinational, multi-business unit companies.

“Kris is a welcome addition to our expanding leadership team, and we feel extremely fortunate to have someone with her background and unique skillset join the Piedmont family,” said CEO, Keith Phillips. “As we evolve from a pre-production, pre-revenue company, to a global, multi-asset organization with a growing workforce that could reach nearly 500 teammates, Kris’ diverse, international leadership experience will be invaluable in helping us build a world-class company, with a world-class culture, and world-class HR systems and practices.”

Ms. McVey joins Piedmont from TC Transcontinental Packaging where she rose from Global Director of Human Resources to Vice President of Human Resources and U.S. Labor Relations. In her most recent role, she oversaw all human resources activities for TC’s largest consumer packaging segment, including cultural change management initiatives, and labor relations strategies in the U.S. and Canada. Prior to her time at TC Transcontinental, she had a 15-year career with Michelin with positions in both France and North America. She began her tenure at Michelin as Associate General Counsel, then progressed through the organization to become Director of Human Resources with the Aircraft Tire Division of Michelin North America where she developed policies and procedures for both the hourly and salaried population of the 500-employee operation. Ms. McVey began her career in private practice with the law firm Edwards Ballard where she represented a variety of private and public employers developing human resources policies and diversity programs, while providing extensive legal training to clients in all areas of human resources and employee relations.

Ms. McVey earned her Juris Doctor in Labor and Employment Law from the University of South Carolina School of Law, her Master of Human Resources from the Darla Moore School of Business at the University of South Carolina, as well as her Bachelor of Arts (French) degree from the University of South Carolina. Over her career, Ms. McVey has served on the Board of several philanthropic and community organizations, including SAFE Homes/Rape Crisis, the United Way of Stanly County, and the Centralina Workforce Development Board.

About Piedmont Lithium

Piedmont Lithium is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. The centerpiece of our operations, located in the renowned Carolina Tin Spodumene Belt of North Carolina, when combined with equally strategic and in-demand mineral resources, and production assets in Quebec, and Ghana, positions us to be one of the largest, lowest cost, most sustainable producers of battery-grade lithium hydroxide in the world. We will also be strategically located to best serve the fast-growing North American electric vehicle supply chain. The unique geology, geography and proximity of our resources, production operations and customer base, will allow us to deliver valuable continuity of supply of a high-quality, sustainably produced lithium hydroxide from spodumene concentrate, preferred by most EV manufacturers.  Our planned diversified operations should enable us to play a pivotal role in supporting America’s move toward decarbonization and the electrification of transportation and energy storage. As a member of organizations like the International Responsible Mining Association, and the Zero Emissions Transportation Association, we are committed to protecting and preserving our planet for future generations, and to making economic and social contributions to the communities we serve. For more information, www.piedmontlithium.com.